EXHIBIT 99.1
Press Release

Clean Harbors Announces Second-Quarter 2021 Financial Results

•Achieves 30% Increase in Q2 Revenues to $926.5 Million
•Delivers Q2 Net Income of $67.1 Million, or EPS of $1.22, with Adjusted EPS of $1.19
•Reports Q2 Adjusted EBITDA of $187.8 Million, a 36% Increase; Margin Improves by 80 Basis Points to 20.3%
•Unveils Incineration Expansion Plan at Kimball, Nebraska Facility Where New State-of-the-Art Kiln will be Constructed
•Announces Plans to Acquire HydroChemPSC for $1.25 Billion (See Separate News Release Issued Today)
•Raises 2021 Adjusted EBITDA and Adjusted Free Cash Flow Guidance

NORWELL, Mass. – August 4, 2021 – Clean Harbors, Inc. (“Clean Harbors”) (NYSE: CLH), the leading provider of environmental and industrial services throughout North America, today announced financial results for the second quarter ended June 30, 2021.

“Our second-quarter financial results far exceeded our guidance, as we benefitted from a steady flow of high-value waste streams into our disposal network and a strong performance within our Safety-Kleen Sustainability Solutions business,” said Alan S. McKim, Chairman, President and Chief Executive Officer. “These factors, coupled with a rebound in demand for many of our service offerings, drove substantial revenue growth and the highest second-quarter Adjusted EBITDA, Adjusted EBITDA margin and adjusted free cash flow in the Company’s history. Positive underlying market trends helped generate growth across all key lines of business.”

Second-Quarter 2021 Results
Revenues increased 30% to $926.5 million from $710.0 million in the same period of 2020. Income from operations grew 83% to $110.0 million from $60.2 million in the second quarter of 2020.

Net income was $67.1 million, or $1.22 per diluted share. This compares with net income of $29.0 million, or $0.52 per diluted share, for the same period in 2020. Adjusted for certain items in both periods, adjusted net income was $65.4 million, or $1.19 per diluted share, for the second quarter of 2021, compared with adjusted net income of $28.9 million, or $0.52 per diluted share, in the same period of 2020. (See reconciliation tables below)

Adjusted EBITDA (see description below) increased 36% to $187.8 million from $138.3 million in the same period of 2020. Benefits from Canadian and U.S. government assistance programs accounted for $5.2 million of contributions in the second quarter of 2021 compared with $23.4 million in the same period of 2020.
Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

Q2 2021 Review
“Within our Environmental Services segment, revenues increased 18% from a year ago and 11% from Q1, fueled by growth in disposal and recycling volumes and a surge in Industrial Services activity,” McKim said. “Our incineration network continued to see strong demand, particularly for high-value waste streams, leading to utilization of 87% and a 5% increase in the average price per pound from a year ago. Our landfill business rebounded after several challenging quarters due to the pandemic, as volumes grew 13% and the average price increased 10%. Our Safety-Kleen Environmental branches continued their steady recovery, with quarterly parts washer services reaching 240,000 for the first time since the pandemic began. We also saw a meaningful contribution from our Industrial Services business with more than 50% growth driven by a backlog of deferred maintenance by customers during the past year.”

“Our Safety-Kleen Sustainability Solutions (SKSS) segment delivered extraordinary growth and profitability in the quarter, as our new segment continues to benefit from the combination of our waste oil collection with our SK Oil business. The supply shortages for base and blended oil, along with the impacts of IMO 2020, created a highly favorable pricing environment,” McKim said. “These market conditions led to the widening spread in our used oil market. Segment revenue was up 32% from the first quarter and more than doubled from a year ago, when the pandemic temporarily shut down more than half of our re-refining plants. Adjusted EBITDA in the segment doubled from Q1 and was up more than seven-fold from a year ago. Waste oil collections grew to 57 million gallons from 47 million in the first quarter and from 43 million a year ago.”

In late June, Clean Harbors announced the signing of a definitive agreement with Vertex Energy, Inc. (NASDAQ: VTNR) to acquire certain assets related to Vertex’s used motor oil collection and re-refinery business in an all-cash transaction for $140 million, subject to working capital and other adjustments. The acquisition is now expected to close toward the end of the current quarter of 2021 or shortly thereafter, subject to approval by U.S. regulators and Vertex shareholders, and other customary closing conditions.

Company Announces Planned Expansion of Incineration Network Capacity
Clean Harbors plans to construct a 70,000-ton hazardous waste incinerator at the Company’s plant in Kimball, Nebraska, which specializes in the destruction of hazardous and non-hazardous materials. The advanced new kiln will more than double annual incineration capacity at the 600-acre site to nearly 130,000 tons. Costing approximately $180 million to permit and construct over a four-year time frame, the new incinerator will add over 100 full-time workers upon completion.

“Clean Harbors is proud to make this investment in Nebraska to provide much needed environmental service capabilities to the Western U.S.,” McKim said. “We are excited to build upon our longtime relationship with the Kimball community, and confident these new jobs and increased business activity will benefit the economy of the region and the entire state.”

Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

The Kimball expansion will be designed as North America’s most technologically advanced hazardous waste incinerator, equipped with world-class air emissions control technology that exceeds the Federal Clean Air Act’s most stringent air emissions standards. The plant will be only the second U.S. commercial hazardous waste incinerator to come online in the past 25 years, along with Clean Harbors El Dorado incinerator that opened in early 2017.

“While there is a lengthy permitting process and complex construction requirements, we are targeting having this facility operational in late 2024 and accepting waste in the first half of 2025,” McKim said. “We are confident that incineration demand – driven by the ongoing U.S. chemical and manufacturing expansion, and the continuing reduction of captive incinerators – will enable our additional capacity to be readily absorbed when it opens.”

Business Outlook and Financial Guidance
“We enter the second half of 2021 with considerable momentum across all our key markets, backed by a promising North American economic environment. We expect a record-setting financial year for the Company,” McKim concluded. “Within our Environmental Services segment, we see encouraging signs for steady waste volumes, project work and rising demand for our broad suite of service offerings. With the planned acquisition of HydroChemPSC, we will significantly bolster our capabilities within Industrial Services and Field Services while driving more volumes into our network. Within our SKSS segment, we see our used oil to base oil pricing spread extending until later in the year, and we will continue to see the benefits of separating out this segment. We will continue to capitalize on the opportunities afforded by these current market conditions, and look forward to adding the Vertex facilities, personnel and waste oil collection assets to this segment. Overall, we continue to maintain a favorable outlook in both of our segments for the remainder of the year and into 2022.”
Based on its second-quarter financial performance and current market conditions, Clean Harbors is raising its 2021 guidance. For the year, the Company currently expects:
•Adjusted EBITDA in the range of $620 million to $650 million, based on anticipated GAAP net income in the range of $159 million to $193 million; and
•Adjusted free cash flow in the range of $285 million to $315 million, based on anticipated net cash from operating activities in the range of $475 million to $525 million.
For the third quarter of 2021, Clean Harbors expects Adjusted EBITDA to be at a level similar to or slightly above the third quarter of 2020, when the Company recognized $13.3 million from government assistance programs.

Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

Non-GAAP Results
Clean Harbors reports Adjusted EBITDA, which is a non-GAAP financial measure and should not be considered an alternative to net income or other measurements under generally accepted accounting principles (GAAP), but viewed only as a supplement to those measurements. Adjusted EBITDA is not calculated identically by all companies, and therefore the Company’s measurement of Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. Clean Harbors believes that Adjusted EBITDA provides additional useful information to investors since the Company’s loan covenants are based upon levels of Adjusted EBITDA achieved and management routinely evaluates the performance of its businesses based upon levels of Adjusted EBITDA. The Company defines Adjusted EBITDA in accordance with its existing revolving credit agreement, as described in the following reconciliation showing the differences between reported net income and Adjusted EBITDA for the three and six months ended June 30, 2021 and 2020 (in thousands, except percentages):

	For the Three Months Ended		For the Six Months Ended
	June 30, 2021	June 30, 2020	June 30, 2021	June 30, 2020
Net income	$67,075	$29,023	$88,811	$40,595
Accretion of environmental liabilities	2,873	2,766	5,826	5,327
Stock-based compensation	3,305	2,786	6,785	6,077
Depreciation and amortization	71,592	72,494	143,755	147,027
Other expense, net	1,480	500	2,708	2,865
Loss on sale of businesses	—	184	—	3,258
Interest expense, net of interest income	18,051	18,654	35,969	37,441
Provision for income taxes	23,395	11,859	33,368	21,557
Adjusted EBITDA	$187,771	$138,266	$317,222	$264,147
Adjusted EBITDA Margin	20.3%	19.5%	18.3%	16.8%

This press release includes a discussion of net income and earnings per share adjusted for the loss on sale of businesses and the impacts of tax-related valuation allowances as identified in the reconciliations provided below. The Company believes that discussion of these additional non-GAAP measures provides investors with meaningful comparisons of current results to prior periods’ results by excluding items that the Company does not believe reflect its fundamental business performance. The following shows the difference between net income and adjusted net income, and the difference between earnings per share and adjusted earnings per share, for the three and six months ended June 30, 2021 and 2020 (in thousands, except per share amounts):
Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

	For the Three Months Ended		For the Six Months Ended
	June 30, 2021	June 30, 2020	June 30, 2021	June 30, 2020
Adjusted net income
Net income	$67,075	$29,023	$88,811	$40,595
Loss on sale of businesses	—	184	—	3,258
Tax-related valuation allowances	(1,641)	(305)	7	626
Adjusted net income	$65,434	$28,902	$88,818	$44,479

Adjusted earnings per share
Earnings per share	$1.22	$0.52	$1.62	$0.73
Loss on sale of businesses	—	—	—	0.06
Tax-related valuation allowances	(0.03)	—	—	0.01
Adjusted earnings per share	$1.19	$0.52	$1.62	$0.80

Adjusted Free Cash Flow Reconciliation
Clean Harbors reports adjusted free cash flow, which it considers to be a measurement of liquidity that provides useful information to investors about its ability to generate cash. The Company defines adjusted free cash flow as net cash from operating activities excluding cash impacts of items derived from non-operating activities, less additions to property, plant and equipment plus proceeds from sale and disposal of fixed assets. The Company excludes cash impacts of items derived from non-operating activities such as taxes paid in connection with divestitures and in 2020 have also excluded cash paid in connection with the purchase of its corporate headquarters and certain capital improvements to the site as these expenditures are considered one-time in nature. Adjusted free cash flow should not be considered an alternative to net cash from operating activities or other measurements under GAAP. Adjusted free cash flow is not calculated identically by all companies, and therefore the Company’s measurement of adjusted free cash flow may not be comparable to similarly titled measures reported by other companies.

An itemized reconciliation between net cash from operating activities and adjusted free cash flow is as follows for the three and six months ended June 30, 2021 and 2020 (in thousands):

	For the Three Months Ended		For the Six Months Ended
	June 30, 2021	June 30, 2020	June 30, 2021	June 30, 2020
Adjusted free cash flow
Net cash from operating activities	$162,432	$139,805	$265,432	$173,486
Additions to property, plant and equipment	(50,075)	(42,954)	(91,988)	(125,721)
Purchase and capital improvements of corporate HQ	—	345	—	21,080
Proceeds from sale and disposal of fixed assets	2,275	951	3,479	3,101
Adjusted free cash flow	$114,632	$98,147	$176,923	$71,946

Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

Adjusted EBITDA Guidance Reconciliation
An itemized reconciliation between projected GAAP net income and projected Adjusted EBITDA is as follows (in millions):

	For the Year Ending December 31, 2021
Projected GAAP net income	$159	to	$193
Adjustments:
Accretion of environmental liabilities	12	to	11
Stock-based compensation	16	to	18
Depreciation and amortization	290	to	280
Other expense, net	3	to	3
Interest expense, net	73	to	72
Provision for income taxes	67	to	73
Projected Adjusted EBITDA	$620	to	$650
Adjusted Free Cash Flow Guidance Reconciliation
An itemized reconciliation between projected net cash from operating activities and projected adjusted free cash flow is as follows (in millions):

	For the Year Ending December 31, 2021
Projected net cash from operating activities	$475	to	$525
Additions to property, plant and equipment	(205)	to	(225)
Proceeds from sale and disposal of fixed assets	15	to	15
Projected adjusted free cash flow	$285	to	$315

Conference Call Information
Clean Harbors will conduct a conference call for investors today at 9:00 a.m. (ET) to discuss the information contained in this press release. During the call, management will discuss Clean Harbors’ financial results, business outlook and growth strategy. Investors who wish to listen to the webcast and view the accompanying slides should visit the Investor Relations section of the Company’s website at www.cleanharbors.com. The live call also can be accessed by dialing 201.689.8881 or 877.709.8155 prior to the start time. If you are unable to listen to the live conference call, the webcast will be archived on the Company’s website.
About Clean Harbors
Clean Harbors (NYSE: CLH) is North America’s leading provider of environmental and industrial services. The Company serves a diverse customer base, including a majority of Fortune 500 companies. Its customer base spans a number of industries, including chemical, energy and manufacturing, as well as numerous government agencies. These customers rely on Clean Harbors to deliver a broad range of services such as end-to-end hazardous waste management, emergency spill response, industrial cleaning and maintenance, and recycling services. Through its Safety-Kleen subsidiary, Clean Harbors also is North America’s largest re-refiner and recycler of used oil and a leading provider of parts washers and environmental services to commercial, industrial and automotive customers. Founded in 1980 and based in Massachusetts, Clean Harbors operates in the United States, Canada, Mexico, Puerto Rico and India. For more information, visit www.cleanharbors.com.
Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

Safe Harbor Statement
Any statements contained herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “plans to,” “seeks,” “should,” “estimates,” “projects,” “may,” “likely,” or similar expressions. Such statements may include, but are not limited to, statements about future financial and operating results, the definitive agreement to acquire HydroChemPSC and other statements that are not historical facts. Such statements are based upon the beliefs and expectations of Clean Harbors’ management as of this date only and are subject to certain risks and uncertainties that could cause actual results to differ materially, including, without limitation, the risks and uncertainties surrounding the proposed Clean Harbors and HydroChemPSC transaction, and those items identified as “Risk Factors” in Clean Harbors’ most recently filed Form 10-K and Form 10-Q. Forward-looking statements are neither historical facts nor assurances of future performance. Therefore, readers are cautioned not to place undue reliance on these forward-looking statements. Clean Harbors undertakes no obligation to revise or publicly release the results of any revision to these forward-looking statements other than through its filings with the Securities and Exchange Commission, which may be viewed in the “Investors” section of Clean Harbors’ website at www.cleanharbors.com.

Contacts:

Michael L. Battles	Jim Buckley
EVP and Chief Financial Officer	SVP Investor Relations
Clean Harbors, Inc.	Clean Harbors, Inc.
781.792.5100	781.792.5100
InvestorRelations@cleanharbors.com	Buckley.James@cleanharbors.com

Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

CLEAN HARBORS, INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	For the Three Months Ended		For the Six Months Ended
	June 30, 2021	June 30, 2020	June 30, 2021	June 30, 2020
Revenues	$926,458	$710,000	$1,734,606	$1,568,563
Cost of revenues (exclusive of items shown separately below)	617,886	470,681	1,178,422	1,077,347
Selling, general and administrative expenses	124,106	103,839	245,747	233,146
Accretion of environmental liabilities	2,873	2,766	5,826	5,327
Depreciation and amortization	71,592	72,494	143,755	147,027
Income from operations	110,001	60,220	160,856	105,716
Other expense, net	(1,480)	(500)	(2,708)	(2,865)
Loss on sale of businesses	—	(184)	—	(3,258)
Interest expense, net	(18,051)	(18,654)	(35,969)	(37,441)
Income before provision for income taxes	90,470	40,882	122,179	62,152
Provision for income taxes	23,395	11,859	33,368	21,557
Net income	$67,075	$29,023	$88,811	$40,595
Earnings per share:
Basic	$1.23	$0.52	$1.63	$0.73
Diluted	$1.22	$0.52	$1.62	$0.73

Shares used to compute earnings per share — Basic	54,529	55,590	54,625	55,673
Shares used to compute earnings per share — Diluted	54,854	55,748	54,945	55,882

Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

CLEAN HARBORS, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	June 30, 2021	December 31, 2020
Current assets:
Cash and cash equivalents	$595,574	$519,101
Short-term marketable securities	70,683	51,857
Accounts receivable, net	659,364	611,534
Unbilled accounts receivable	59,446	55,681
Inventories and supplies	215,725	220,498
Prepaid expenses and other current assets	76,524	67,051
Total current assets	1,677,316	1,525,722
Property, plant and equipment, net	1,531,289	1,525,298

Other assets:
Operating lease right-of-use assets	135,363	150,341
Goodwill	544,639	527,023
Permits and other intangibles, net	374,230	386,620
Other	13,042	16,516
Total other assets	1,067,274	1,080,500
Total assets	$4,275,879	$4,131,520
Current liabilities:
Current portion of long-term debt	$7,535	$7,535
Accounts payable	249,206	195,878
Deferred revenue	83,733	74,066
Accrued expenses	311,656	295,823
Current portion of closure, post-closure and remedial liabilities	23,865	26,093
Current portion of operating lease liabilities	35,074	36,750
Total current liabilities	711,069	636,145
Other liabilities:
Closure and post-closure liabilities, less current portion	83,742	74,023
Remedial liabilities, less current portion	98,341	102,623
Long-term debt, less current portion	1,547,398	1,549,641
Operating lease liabilities, less current portion	101,377	114,258
Deferred tax liabilities	228,718	230,097
Other long-term liabilities	95,647	83,182
Total other liabilities	2,155,223	2,153,824
Total stockholders’ equity, net	1,409,587	1,341,551
Total liabilities and stockholders’ equity	$4,275,879	$4,131,520
Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

CLEAN HARBORS, INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	For the Six Months Ended
	June 30, 2021	June 30, 2020
Cash flows from operating activities:
Net income	$88,811	$40,595
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	143,755	147,027
Allowance for doubtful accounts	2,109	9,006
Amortization of deferred financing costs and debt discount	1,806	1,787
Accretion of environmental liabilities	5,826	5,327
Changes in environmental liability estimates	445	5,607
Deferred income taxes	1,912	—
Other expense, net	2,708	2,865
Stock-based compensation	6,785	6,077
Loss on sale of businesses	—	3,258
Environmental expenditures	(6,594)	(6,104)
Changes in assets and liabilities, net of acquisitions:
Accounts receivable and unbilled accounts receivable	(51,285)	67,540
Inventories and supplies	765	(9,024)
Other current and non-current assets	(12,043)	(25,840)
Accounts payable	49,880	(82,134)
Other current and long-term liabilities	30,552	7,499
Net cash from operating activities	265,432	173,486
Cash flows used in investing activities:
Additions to property, plant and equipment	(91,988)	(125,721)
Proceeds from sale and disposal of fixed assets	3,479	3,101
Acquisitions, net of cash acquired	(22,918)	(8,877)
Proceeds from sale of businesses, net of transactional costs	—	7,753
Additions to intangible assets including costs to obtain or renew permits	(1,750)	(1,242)
Proceeds from sale of available-for-sale securities	70,526	28,851
Purchases of available-for-sale securities	(89,689)	(45,550)
Net cash used in investing activities	(132,340)	(141,685)
Cash flows (used in) from financing activities:
Change in uncashed checks	(2,895)	(1,689)
Tax payments related to withholdings on vested restricted stock	(4,739)	(3,395)
Repurchases of common stock	(45,409)	(17,341)
Deferred financing costs paid	(146)	—
Payments on finance leases	(3,577)	(1,790)
Principal payments on debt	(3,768)	(3,768)
Borrowing from revolving credit facility	—	150,000
Payment on revolving credit facility	—	(75,000)
Net cash (used in) from financing activities	(60,534)	47,017
Effect of exchange rate change on cash	3,915	(3,443)
Increase in cash and cash equivalents	76,473	75,375
Cash and cash equivalents, beginning of period	519,101	371,991
Cash and cash equivalents, end of period	$595,574	$447,366

Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

Supplemental information:
Cash payments for interest and income taxes:
Interest paid	$34,164	$38,327
Income taxes paid, net of refunds	32,519	1,478
Non-cash investing activities:
Property, plant and equipment accrued	8,807	7,421
ROU assets obtained in exchange for operating lease liabilities	5,774	16,216
ROU assets obtained in exchange for finance lease liabilities	18,704	16,452

Supplemental Segment Data (in thousands)

	For the Three Months Ended
Revenue	June 30, 2021			June 30, 2020
	Third Party Revenues	Intersegment Revenues (Expense), net	Direct Revenues	Third Party Revenues	Intersegment Revenues (Expense), net	Direct Revenues
Environmental Services	$723,147	$950	$724,097	$612,720	$(126)	$612,594
Safety-Kleen Sustainability Solutions	203,232	(950)	202,282	97,224	126	97,350
Corporate Items	79	—	79	56	—	56
Total	$926,458	$—	$926,458	$710,000	$—	$710,000

	For the Six Months Ended
Revenue	June 30, 2021			June 30, 2020
	Third Party Revenues	Intersegment Revenues (Expense), net	Direct Revenues	Third Party Revenues	Intersegment Revenues (Expense), net	Direct Revenues
Environmental Services	$1,376,025	$2,674	$1,378,699	$1,317,756	$30	$1,317,786
Safety-Kleen Sustainability Solutions	358,423	(2,674)	355,749	250,661	(30)	250,631
Corporate Items	158	—	158	146	—	146
Total	$1,734,606	$—	$1,734,606	$1,568,563	$—	$1,568,563

	For the Three Months Ended		For the Six Months Ended
Adjusted EBITDA	June 30, 2021	June 30, 2020	June 30, 2021	June 30, 2020
Environmental Services	$176,041	$176,241	$316,295	$322,099
Safety-Kleen Sustainability Solutions	63,314	8,431	94,946	32,635
Corporate Items	(51,584)	(46,406)	(94,019)	(90,587)
Total	$187,771	$138,266	$317,222	$264,147

Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com